Exhibit 99.1

LifeVantage Corporation Announces Voluntary Recall and Replacement
of Select Lots of Protandim® Dietary Supplement Due to Potential Health Risk

Contact:

Customer Care:

866-912-9051

SALT LAKE CITY, December 5, 2012 (GLOBE NEWSWIRE) – LifeVantage Corporation (NASDAQ: LFVN) announced today that it is contacting affected independent distributors and other customers to voluntarily recall and replace bottles of its Protandim®, the Nrf2 Synergizer®, dietary supplement from the lots shown below. The Company is taking this action due to the possible inclusion of small metal fragments in the final product. The fragments were originally discovered in batches of turmeric extract, an ingredient in Protandim that was purchased from a third party supplier.

Protandim is packaged in a cylindrical blue bottle and contains thirty caplets per bottle. The potentially affected Protandim® lot numbers are shown below. The lots shown below were distributed between July and November 2012. Lot numbers are located on the left side of the product label when looking at the front of the label, directly above the RFID scan bar.

Lot #	Expiration Date

12-0258	7/2/2015
12-0259	7/3/2015
12-0292	7/9/2015
12-0294	7/11/2015
12-0295	7/12/2015
12-0304	7/18/2015
12-0306	8/16/2015
12-0307	8/17/2015
12-0373	8/21/2015
12-0382	9/21/2015

When the Company was alerted to this issue, it immediately isolated affected product and began working with its third party manufacturers, suppliers and industry experts to mitigate any health risk potential. After consulting with medical experts, the Company believes that these materials pose no serious risk to consumers’ health. Furthermore, the Company has not received any report of a health problem related to this issue.

Douglas C. Robinson, President and CEO of LifeVantage, stated “Everyone at LifeVantage is deeply committed to providing the safest, most pure products for our distributor network and customers. In keeping to that high standard, the Company is offering to replace all bottles of the potentially affected product. We are confident that our network marketing distribution model will allow us to efficiently contact all those affected by this issue.”

Robinson continued, “In addition, we have implemented even more stringent, industry-leading measures, including several redundant measures, in our manufacturing process. First and foremost, we will always strive to do what is in the best interest of our customers.”

Consumers who have received bottles of Protandim from the lot numbers identified above are encouraged to cease use of such product. The Company will immediately reach out to potentially affected consumers. Consumers having questions may contact LifeVantage directly by calling 866-912-9051 twenty-four hours per day.

Forward Looking Statements

This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believe,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates,” “look forward to” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and the Company’s actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, the Company’s inability to successfully expand our operations in existing and other markets and thereafter manage our growth; the Company’s ability to retain independent distributors or to attract new independent distributors on an ongoing basis; the Company’s ability to expand its product offerings; violations of law or our procedures by the Company’s independent distributors; the potential for third-party and governmental actions involving the Company’s network marketing efforts; the potential for product liability claims against the Company; the risk that government regulators and regulations could adversely affect the Company’s business; future laws or regulations may hinder or prohibit the production or sale of the Company’s existing product and any future products; unfavorable publicity could materially hurt the Company’s business; the Company’s ability to access raw materials for its Products as it grows; and the Company’s ability to protect its intellectual property rights and the value of its product. These and other risk factors are discussed in greater detail in the Company’s Annual Report on Form 10-K and its Quarterly Report on Form 10-Q under the caption “Risk Factors,” and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

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